SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004

                                FORM 8-K

                             CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  December 2, 1999
                                                       --------------------


                      Commission File Number 0-404
                                             --------

                THE CONNECTICUT LIGHT AND POWER COMPANY
                ----------------------------------------
          (Exact name of registrant as specified in its charter)


               CONNECTICUT                      06-0303850
               --------------------------            ---------------

     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


        SELDEN STREET, BERLIN, CONNECTICUT             06037-1616
     -------------------------------------------------------------
     (Address of principal executive offices)          (Zip Code)


                            (860) 665-5000
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         (Registrant's telephone number, including area code)


                            Not Applicable
                            --------------
    (Former name or former address, if changed since last report)




Item 5. Other Events.


A.	On December 2, 1999, Northeast Utilities (NU) and its subsidiaries, The
Connecticut Light and Power Company (CL&P), Western Massachusetts Electric Company (WMECO) and Public Service Company of New Hampshire (PSNH), agreed in principle with Central Maine Power Company (CMP), a wholly-owned subsidiary of CMP Group, to settle various arbitration and litigation claims arising out of the operation of the Millstone 3 nuclear power plant. These claims had been asserted by CMP and the other non-NU owners of Millstone 3 in August
1997 and concerned an extended outage at the unit that began in 1996. The proposed settlement would involve the payment of fixed and contingent amounts to CMP and is subject to the execution of a definitive agreement. The settlement is not contingent upon acceptance by the other non-NU owners.
CL&P, WMECO and PSNH own approximately 68% of Millstone 3, and CMP owns approximately 2.5% of the unit. NU, CL&P and WMECO reached similar settlements with two other joint owners of Millstone 3, New England Power Company and Montaup Electric Company, who collectively own 16% of the unit, in October, 1999.

	Reference is made to Item 1, "Business-Nuclear Generation," and to Item 3, "Legal Proceedings," in NU's, CL&P's and WMECO's Form 10-K for 1998 and
Form 8-K dated October 27, 1999 for further discussion of the joint owners' Millstone 3 claims and the related settlement.

B.	On December 15, 1999, CL&P completed the sale of 2,235 MW of fossil-
fueled generation in Connecticut to NRG Energy, Inc. (NRG), a subsidiary of Northern States Energy, Inc., of Minneapolis, Minnesota. The value of this sale amounted to approximately $500 million when inventory, fuel on-hand and other items were included. The four fossil-fueled plants sold were Montville Station (498 MW); Middletown Station (856 MW); Devon Station (401 MW) in Milford; and Norwalk Harbor Station (353 MW). Six jet units (127 MW) in Torrington, Branford and Greenwich, Connecticut, also were part of the sale.

CL&P sold these assets as part of its restructuring plan, filed with the DPUC, in compliance with state legislation enacted in 1998. Gains on the sale were used to offset the need to recover a like amount of stranded costs from CL&P customers, in accordance with the state's restructuring legislation.

CL&P has applied the proceeds of the sale principally to call for redemption at par all first mortgage bonds of the following series: 1994 Series B 6 1/8%, Series YY 7 1/2% and Series ZZ 7 3/8%.


C. On December 15, 1999, the Connecticut Department of Public Utility Control ("DPUC") issued a supplemental decision in Docket No. 99-03-36, DPUC Determination of The Connecticut Light and Power Company's Standard Offer, approving the components of CL&P's rates for standard offer service commencing on January 1, 2000. In approving the rates, however, the DPUC denied recovery of most of the capital additions to CL&P's nuclear plants made subsequent to June 30, 1997, which CL&P has expended or will expend to maintain those plants in a safe and efficient condition or to maintain their auction value. The DPUC approved an interim nuclear capital recovery mechanism for the period from January 1, 2000 until the nuclear units are
sold at auction.   If implemented as approved, this would result in CL&P not
recovering a significant portion of the capital additions which have been or are expected to be incurred subsequent to July 1, 1997 until the plants are sold, presently estimated to occur in 2001. On December 29, 1999, CL&P filed with the DPUC a petition for reconsideration of this portion of the order, and is awaiting action on that petition. Management believes the restructuring legislation provides for the recovery of these prudently incurred expenditures. If CL&P is unsuccessful in favorably resolving this contingency, an impairment loss of approximately $50 million would be recorded.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT LIGHT AND POWER COMPANY
(registrant)

				 		/S/ Randy A. Shoop
        Randy A. Shoop
Treasurer

Date:	January 21, 2000